SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                FORM 8-K/A-3

                               CURRENT REPORT

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported) February 27, 1998



                       MILLER BUILDING SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)





         Delaware                  0-14651            36-3228778
     (State or other         (Commission File       (I.R.S. Employee
     jurisdiction of             Number)             Indentification
     incorporation or                                     Number)
      organization)


       58120 County Road 3 South                         46517
           Elkhart, Indiana
    (Address of principle executive                    (Zip Code)
               offices)

                               (219) 295-1214
            (Registrant's telephone number, including area code)







The undersigned registrant hereby amends its response to Item 7, Financial Statements and Exhibits of its Current Report on Form
8-K, dated February 13, 1998 and as last amended by Form 8-K/A-2, dated April 14, 1998.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Pro forma financial information.

          The following revised pro forma financial statements, which are revised to correct the cash portion of the purchase price, are filed herewith:

          Pro Forma Condensed Consolidated Balance Sheet as of
          December 28, 1997

          Pro Forma Condensed Consolidated Statement of Income for the six months ended December 28, 1997

          Pro Forma Condensed Consolidated Statement of Income for the year ended June 28, 1997

          Notes to Pro Forma Condensed Consolidated Financial
          Statements








                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                MILLER BUILDING SYSTEMS, INC.

Date: May 28, 1998

                                By:  \Edward C. Craig
                                     Edward C. Craig,
                                     President and Chief
                                     Executive Officer









                           MILLER BUILDING SYSTEMS, INC.
               PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Statements") are required by the rules of the Securities and Exchange Commission and are provided for informational purposes only. The Pro Forma Statements should not be considered indicative of the results that would have been or will be attained since they are based on historical rather than prospective information and include certain assumptions which are subject to change. The revised Pro Forma Statements reflect certain adjustments to goodwill on the Condensed Consolidated Balance Sheet and the corresponding impact on the Condensed Consolidated Statements of Income.

The Pro Forma Statements illustrate the effects of the transactions between Miller Building Systems, Inc. (the "Registrant") and United Structures, Inc. ("United"), and are based on the historical financial statements of the Registrant for the year ended June 28, 1997 and as of and for the six months ended December 28, 1997 and the historical financial statements of United as of December 31, 1997, for the twelve-month period ended June 30, 1997 and for the six-month period ended December 31, 1997. These Pro Forma Statements reflect how the Registrant's consolidated balance sheet might have appeared if the transaction had occurred on December 28, 1997 and how the Registrant's consolidated statements of income for the year ended June 28, 1997 and the six-months ended December 28, 1997 might have appeared if the transactions had occurred at the beginning of each respective period. The Registrant will account for the acquisition of United using the purchase method of accounting.

The Pro Forma Statements are unaudited and should be read in conjunction with the accompanying notes thereto and with the historical financial statements and related notes of the Registrant and United. The pro forma purchase adjustments are based on assumptions and estimates made specifically for the purpose of preparing these Pro Forma Statements. In the opinion of the Registrant's management, these Pro Forma Statements are reasonable under the circumstances.




                           MILLER BUILDING SYSTEMS, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             As of December 28, 1997
                                   (Unaudited)
                                 (In Thousands)

                                         Historical                Pro Forma

                            Miller Building     United
   ASSETS                    Systems, Inc.  Structures, Inc.
                               12/28/97        12/31/97      Adj.   Consolidated
Current assets:
  Cash and cash equivalents      $    167     $     295    $    -      $    462
  Receivables                       7,141         3,508         -        10,649
  Inventories                       3,850         1,169         -         5,019
  Deferred income taxes               448           -           -           448
  Property held for sale              392           -           -           392
  Other current assets                194           -           -           194

    Total current assets           12,192         4,972         -        17,164

Property, plant and
 equipment net                      7,146           366       (219)(1)    7,293

Goodwill                               18           -        4,368 (2)    4,386
Other assets                           88           -           -            88

    Total assets                 $ 19,444      $  5,338   $  4,149     $ 28,931


  LIABILITIES AND STOCKHOLDERS  EQUITY

Current liabilities:
  Short-term borrowings          $  1,500      $  1,100   $  3,005 (3) $  5,605
  Current maturities of
   long-term debt                     133            28         (9)(1)      152
  Accounts payable                  2,119         1,468         -         3,712
  Accrued income taxes                282           -           -           282
  Accrued expenses and other          806         1,447        125 (3)    2,253

    Total current liabilities       4,840         4,043      3,121       12,004

Long-term debt, less
 current maturities                 1,233           102        (29)(1)    1,306
Deferred income taxes                 133           -           -           133
Other                                  17           -           -            17

    Total liabilities               6,223         4,145      3,092       13,460

Stockholders  equity
   Common stock                        40             1         (1)(4)       40
   Additional paid-in capital      11,455           -           -        11,455
   Retained earnings                4,561         1,192        223 (3)(4) 5,976
   Treasury stock, at cost         (2,835)          -          835 (3)   (2,000)

    Total stockholders' equity     13,221         1,193      1,057       15,471

    Total Liabilities and
       stockholders' equity      $ 19,444      $  5,338   $  4,149     $ 28,931

See accompanying notes to pro forma condensed consolidated financial statements

                           MILLER BUILDING SYSTEMS, INC.
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    For the six months ended December 28, 1997
                                    (Unaudited)
                       (In thousands, except per share data)

                                     Historical               Pro Forma
                        Miller Building       United
                         Systems, Inc.    Structures, Inc.
                        Six Months Ended  Six Months Ended
                            12/28/97          12/31/97       Adj.   Consolidated

Net sales                   $ 23,721          $  6,847    $    -       $ 30,568

 Costs and expenses:
   Cost of products sold      19,136             4,414        109 (5)    23,659
   Selling, general
     and admin.                2,972             1,492         -          4,464
   Interest expense               95                56        106 (6)       257
   Other income                  -                 (15)        -            (15)

INCOME BEFORE INCOME TAXES     1,518               900       (215)        2,203

Income taxes                     576               342 (7)    (82)(8)       836

NET INCOME                  $    942          $    558    $  (133)     $  1,367

Earnings per share
  of common stock:
    Basic                   $   0.29                                   $   0.39
    Diluted                 $   0.28                                   $   0.38

Number of shares used in
  computation of earnings
  per share:
    Basic                  3,245,372                                  3,470,372
    Diluted                3,397,435                                  3,622,435

See accompanying notes to pro forma condensed consolidated financial statements






                          MILLER BUILDING SYSTEMS, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                         For the year ended June 28, 1997
                                   (Unaudited)
                      (In thousands, except per share data)

                                    Historical                Pro Forma
                        Miller Building       United
                         Systems, Inc.    Structures, Inc.
                          Year Ended    Twelve Months Ended
                            6/28/97           6/30/97        Adj.   Consolidated

Net sales                  $ 46,287          $  6,595      $   -       $ 52,882

Costs and expenses:
  Cost of products sold      37,323             5,564        218 (5)     43,105
  Selling, general
    and admin.                6,334               321         -           6,655
  Interest expense              155                60        229 (6)        444
  Other income                 (105)              -           -            (105)

INCOME BEFORE INCOME TAXES    2,580               650       (447)         2,783

Income taxes                  1,006               247 (7)   (170)(8)      1,083

NET INCOME                 $  1,574          $    403     $ (277)      $  1,700

Earnings per share
  of common stock:
    Basic                  $   0.50                                    $   0.50
    Diluted                $   0.47                                    $   0.47

Number of shares used in
  computation of earnings
  per share:
   Basic                   3,157,706                                   3,382,706
   Diluted                 3,355,540                                   3,580,540

See accompanying notes to pro forma condensed consolidated financial statements.



                       MILLER BUILDING SYSTEMS, INC.
                            NOTES TO PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For purposes of the unaudited pro forma condensed consolidated balance sheet, it is assumed the transaction occurred on December 28, 1997. For purposes of the unaudited pro forma consolidated statements of income, it is assumed the transaction occurred at the beginning of each respective period presented.

A summary of the acquisition of United by the Registrant and the related pro forma adjustments reflected in the accompanying Pro Forma Statements are as follows:

Cost of acquisition (in thousands):

   Purchase Price of all of the issued and
      outstanding common stock of United:
           Cash ($2,000 at closing and $1,005
                  at post closing)                        $    3,005
           Common stock of the Registrant                      2,250
           Estimated acquisition costs                           125

                                                          $    5,380
Net assets acquired (in thousands):

  Stockholders' equity of United as of December 31, 1997 $ 1,193 (4) (Assets) and liabilities retained by stockholders of
  United
    Leasehold improvements                                      (188) (1)
    Equipment                                                    (39) (1)
   Accumulated depreciation                                        8  (1)
   Current maturities of long-term debt                            9  (1)
   Long-term debt                                                 29  (1)

   Goodwill                                                    4,368  (2)

                                                          $    5,380


(1) Adjustment for the retention of certain assets and liabilities by stockholders of United.

(2) To record goodwill associated with the acquisition of United by the Registrant.

(3) To reflect the issuance by Registrant of 225,000 shares of Common Stock at $10.00 per share (market value) from treasury stock (cost $3.71 per share), the borrowing of $3,005,000 on the Registrant's revolving line of credit and the accrual of $125,000 of direct acquisition costs.
     (The issuance of 225,000 shares of Common Stock assumes the maximum earnout provisions contained in the Stock Purchase Agreement).

(4)  Elimination of the stockholders' equity of United.



                       MILLER BUILDING SYSTEMS, INC.
                            NOTES TO PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, Continued

(5) To record increased amortization expense resulting from the recording of goodwill in the amount of $4,368,000. Goodwill is being amortized using the straight-line method over a 20-year period.

(6) To reflect interest expense resulting from the Registrant's borrowing on its revolving line of credit. For the year ended June 28, 1997, the amount of interest expense is based upon an outstanding principle balance of $2,000,000 for twelve months and $1,005,000 for nine months and an effective borrowing rate of 8.3%. For the six months ended
     December 28, 1997, the amount of interest expense is based upon an outstanding principle balance of $2,000,000 for six months and $1,005,000
     for three months and an interest rate of 8.5%.   The interest rate reflects
     the rate the Registrant believes it would have incurred during the period based on the terms of its borrowing arrangements.

(7) To apply federal and state income taxes to the pre-tax income of United assuming an effective tax rate of 38%. United previously had elected to be taxed as a S Corporation and, accordingly, no provision for income taxes had been made in United's historical financial statements.

(8) Income tax effect of adjustments (5) and (6). The Registrant intends to make a Section 338 election to treat this stock purchase as an asset purchase and, accordingly, goodwill will be deductible over a fifteen-year period.